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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-4 of our reports dated February 25, 2011, relating to the consolidated financial statements of SM Energy Company and subsidiaries (which report expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph referring to the change in method of accounting and disclosure for oil and gas reserves) and the effectiveness of SM Energy Company and subsidiaries' internal control over financial reporting included in the Annual Report on Form 10-K of SM Energy Company for the year ended December 31, 2010, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
November 15, 2011

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM